                                                                                                              Draft of December 6, 2004
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                                                         EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made and entered into by and between U.S. Can Corporation (the "Company") and Anthony MacLaurin (the
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"Executive") as of the 1st day of July, 2004 (the "Effective Date").  All terms not otherwise defined elsewhere herein shall have the
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meaning set forth in Section 13 hereof.

         WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of arenas, including financial, strategic planning, regulatory, community relations and others;

         WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company and its Affiliates; and

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its Executive Vice President of International and the Executive wishes to accept such employment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1.       Employment.  Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive
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hereby accepts employment.

2.       Term.    Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for an initial
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term of one year, commencing on the Effective Date, and shall automatically be extended thereafter for successive terms of one year each.  The term of this Agreement, as from time to time extended, is hereafter referred to as "the term of this Agreement" or "the
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term hereof."
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3.       Capacity and Performance.
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(a)       During the term hereof, the Executive shall serve the Company as its Executive Vice President of International.  In
               addition, and without further compensation, the Executive shall serve as an officer of one or more of the Company's
               Affiliates if so elected or appointed from time to time.

(b)       During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform the duties and responsibilities of his position and such other duties and responsibilities on behalf of the Company and its
               Affiliates, reasonably consistent with his position, as may be reasonably designated from time to time by the Chief
               Executive Officer of the Company, the Board of Directors of the Company (the "Board") or by its designees.
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(c)       During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities to them.  The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board in writing.  The foregoing restriction, however, shall not be interpreted to prohibit the Executive from involvement in any charitable or community activities or organizations
               (including, without limitation, participation in industry trade groups) that do not give rise to a conflict of interest and that, both individually and in the aggregate, do not interfere with Executive's ability to perform his duties and responsibilities under this Agreement.

4.       Compensation and Benefits.  As compensation for all services performed by the Executive under and during the term hereof and
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subject to performance of the Executive's duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

(a)      Base Salary.  During the term hereof, the Company will pay the Executive a base salary at the rate of Three Hundred and
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               Thirty-Seven Thousand Dollars ($337,000) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board in its discretion.  Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".
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(b)      Incentive Compensation.   For the first fiscal year ending during his employment hereunder, the Company will pay the
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               Executive a bonus in the total amount of Eighty One Thousand Two Hundred Fifty Dollars ($81,250), payable in accordance with company policy; provided, that, either (i) the Executive must be employed by the Company hereunder on December 31,
               2004 and must not have given or received notice of termination under Section 5(c) hereunder in order to be eligible to receive the entire amount of such bonus, or (ii) the Executive must have been terminated pursuant to clause 5(d), (e)
               or (g) in order to be eligible to receive such bonus pro-rated for the partial term of service for the period starting on July 1, 2004 an ending on the date of termination.  After fiscal year 2004, the Executive will be considered by the
               Board for an annual incentive bonus with a target bonus of fifty percent (50%) of the Base Salary, based on performance against the management incentive plan as set by the Board (or a designated committee thereof) annually, with the actual amount of any such bonus being pro-rated for a partial fiscal year of service.  The amount of any incentive bonus earned by the Executive hereunder shall be determined by the Board (or such designated committee), based on its assessment, in the exercise of its discretion, of performance against established goals.

(c)      Restricted Stock.
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i.       The Company will sell to the Executive, and the Executive agrees to buy, Two Hundred Eighty (280) shares of common stock of the Company (the "Common Shares") and Six Hundred Twenty-Five (625) shares of preferred stock of the Company (the
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                  "Preferred Shares"), each at a price per share equal to the fair market value of such share as determined by the
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                  Board at its next meeting following the Effective Date, with such sale to occur promptly following such meeting.
                  The purchased Common Shares and Preferred Shares will be restricted stock and will be subject to vesting over a five-year period.

ii.      All of the purchased equity will vest in equal installments on each anniversary of the date of purchase and will accelerate on a Change of Control (as defined in Section 5(g) below). All vesting is subject to the Executive's employment on the vesting date. The restricted stock will be subject in all respects to the terms of the Company's stockholders agreement, equity incentive plan, stock restriction agreement and other provisions generally applicable to shares purchased by Company employees, each as in effect from time to time, which include, in addition to the vesting provisions stated above, certain restrictions on transfer, tag-along rights, drag-along rights, call rights, put rights, rights of first refusal, preemptive rights and registration rights, among other things.

iii.     The Executive shall not be eligible to receive any stock options, restricted stock or other equity of the Company, whether under an equity incentive plan or otherwise, except as expressly provided in this Agreement, as otherwise expressly authorized for him individually by the Board, or as expressly authorized generally for executives at his level by the Board.

(d)      Vacations.  During the term hereof, the Executive shall be entitled to earn five (5) weeks of vacation per year, to be taken
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               at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the
               Company.  Vacation shall otherwise be governed by the policies of the Company, as in effect from time to time.

(e)      Employee Benefits.  During the term hereof and subject to any contribution therefor generally required of executives of the
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               Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive (e.g., severance pay).  Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.  The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

(f)            Automobile Allowance.  The Company will provide the Executive a non-accountable automobile allowance in the amount of
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               Eight Hundred Thirty-Three Dollars ($833) per month (the "Monthly Automobile Allowance").
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(g)            Business Expenses.  The Company shall pay or reimburse the Executive for all reasonable, customary and necessary
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               business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder during the term hereof, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

5.       Termination of Employment and Severance Benefits.  Notwithstanding the provisions of Section 2 hereof, the Executive's
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employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

(a)      Death.  In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately
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               and automatically terminate. In such event, the Company will pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate:

i.       the Base Salary earned but not paid through the date of termination,

ii.      any vacation time earned but not used through the date of termination,

iii.     any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of termination and that such expenses are reimbursable under Company policy, and

iv.      if the date of termination occurs after the end of a performance period and prior to the payment of the incentive compensation award (as described in paragraph 4(b)) for the period, payment of any earned incentive compensation award will be made at the regularly scheduled time,

               (all of the foregoing, "Final Compensation").  Except as otherwise specifically set forth in this Agreement or as
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               required by law, the Company shall have no further obligation to the Executive.

(b)      Disability.
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i.       The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the
                  Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, with or without reasonable accommodation, for one hundred eighty (180) days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the
                  Company shall have no further obligation to the Executive, other than for payment of Final Compensation.

ii.      The Board may designate another employee to act in the Executive's place during any period of the Executive's disability.
                  Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with
                  Section 4(a) and benefits in accordance with Section 4(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company's disability income plan or until the termination of his employment, whichever shall first occur.  While receiving disability income payments under the Company's disability income plan, the Executive shall be entitled to receive any Base Salary under Section 4(a) hereof, reduced by the amount of any disability benefits paid for the same period of time, and shall continue to participate in Company benefit plans in accordance with Section 4(e) and the terms of such plans, until the termination of his employment.

iii.     If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue.  If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the
                  Executive.

(c)            By the Company for Cause.  The Company may terminate the Executive's employment hereunder for Cause at any time upon
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               notice to the Executive setting forth in reasonable detail the nature of such Cause.  The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:  (i)  the Executive's failure to perform
               (other than by reason of disability), or serious negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates; (ii)  the Executive's breach of any of his obligations under Section 7, 8 or 9 of this Agreement; or (iii) other conduct by the Executive that is, or could reasonably be expected to be, materially harmful to the Company or any of its Affiliates. Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation to the Executive, other than for Final Compensation;
               provided, however, that the Executive shall be reinstated if within twenty business days following termination for
               Cause the Executive can demonstrate there was no reasonable basis for termination of the Executive for Cause.

(d)      By the Company Other than for Cause.  The Company may terminate the Executive's employment hereunder other than for Cause at
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               any time upon notice to the Executive.  In the event of such termination, in addition to Final Compensation, the
               Company shall:

i.       until the conclusion of a period of eighteen (18) months following the date of termination of the Executive's employment hereunder, continue to pay the Executive the Base Salary at the rate in effect on the date of termination;

ii.      subject to any employee contribution generally applicable to executives actively employed by the Company, continue to contribute to the premium cost of the Executive's participation, and that of his eligible dependents, in the
                  Company's group health and dental plans, provided that the Executive and such dependents are entitled to continue such participation under applicable law and plan terms;

iii.     pay to the Executive the award under Section 4(b) for the performance period in which the date of termination occurs, based on actual performance for the entire period; provided, however, that such award shall be subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination, payments to be made at the regularly scheduled time for payment of such amounts to active employees; and

iv.      Pay for costs and expenses of outplacement services selected by the Executive and reasonably acceptable to the Company, up to a maximum cost to the Company of $25,000, for 1 year, or if less, until the Executive obtains other employment, payments to be made by the Company to the outplacement vendor upon the submission to the Company of documentation reasonably satisfactory to the Company evidencing the incurrence of such costs and expenses.

               Any obligation of the Company to the Executive hereunder is conditioned, however, upon the Executive signing a release of claims in the form attached hereto and marked Attachment A (the "Employee Release") within twenty-one days (or such
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               greater period as the Company may specify) following the later of the date on which the Executive (or, in the case of termination by the Executive for Good Reason, the Company) receives notice of termination of employment or the date the
               Executive receives a copy of the Employee Release and upon the Executive not revoking the Employee Release in a timely manner thereafter and upon the Executive meeting his obligations under Section 6(c) hereof.  Base Salary to which the
               Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company and will begin at the Company's next regular payroll period which is at least five (5) business days following the effective date of the Employee Release, but shall be retroactive to next business day following the date of termination. Notwithstanding the provisions of this Section 5(d), however, in the event that, within a reasonable time
               (which time shall not exceed thirty days) following termination of the Executive's employment by the Company hereunder, the Board determines in good faith that circumstances existed which would have constituted a basis for termination of the Executive's employment for Cause, the Executive's employment will be deemed to have been terminated for Cause in accordance with Section 5(c) hereof.

(e)      By the Executive for Good Reason.  The Executive may terminate his employment hereunder for Good Reason, upon notice to the
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               Company setting forth in reasonable detail the nature of such Good Reason.  The following shall constitute Good Reason for termination by the Executive:  (i) failure of the Company to continue the Executive in the position of Executive
               Vice President of International; (ii) material diminution in the nature or scope of the Executive's responsibilities or duties; provided, however, the Company's failure to continue the Executive's appointment or election as an officer of any of its Affiliates and any diminution of the nature or scope of the business of the Company or any of its Affiliates or any sale or transfer of the equity, property or other assets of the Company or any of its Affiliates shall not constitute "Good Reason"; (iii) material failure of the Company to provide the Executive compensation and benefits in accordance with the terms of Section 4 hereof;  or (iv) relocation of the Executive's primary office more than thirty
               (30) miles from its then-current location without the Executive's consent; provided, however, with respect to termination in accordance with clause (ii) or (iii) hereof, such diminution in the nature or scope of the Executive's responsibilities or duties or failure of the Company to provide the Executive compensation and benefits in accordance with the terms of Section 4 hereof has remained uncured after twenty (20) business days' notice from the Executive specifying in reasonable detail the nature of such diminution or failure.  In the event of termination in accordance with this Section 5(e), the Executive will be entitled to the same pay and benefits he would have been entitled to receive had the Executive's employment been terminated by the Company other than for Cause in accordance with Section
               5(d) above; provided, that the Executive satisfies all conditions to such entitlement, including without limitation the signing of an effective Employee Release and meeting his obligations under Section 6(c) hereof.

(f)       By the Executive Other than for Good Reason.  The Executive may terminate his employment hereunder at any time upon six
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               months notice to the Company. In the event of termination by the Executive pursuant to this Section 5(f), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the
               Executive the Base Salary for the notice period or for any remaining portion of the period.  The Company shall have no further obligation to the Executive, other than for any Final Compensation due to him.

(g)      Upon a Change of Control.
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i.       If a Change of Control or a Change of Management Control occurs and, within one year following such Change of Control or
                  Change of Management Control, the Company terminates the Executive's employment other than for Cause or fails to renew this Agreement for an additional one year term in accordance with Section 2 hereof, or the Executive terminates his employment for Good Reason, then, in lieu of any payments to or on behalf of the Executive under
                  Section 5(d) or 5(e) hereof, and provided that the Executive signs the Employee Release within twenty-one days (or such greater period as the Company may specify) following the later of the date on which the Executive gives or receives notice of termination of employment, as applicable, or the date he receives a copy of the Employee Release and provided that the Executive does not revoke the Employee Release in a timely manner thereafter, the Company (A)
                  shall pay the Executive, within ten business days following the effective date of the Employee Release, a lump sum payment equal to two times the sum of the Base Salary and the amount of any incentive compensation paid to the
                  Executive for the last fiscal year preceding termination, (B) shall pay the Executive, within ten business days following the effective date of the Employee Release, a lump sum payment equal to twenty-four times the Monthly
                  Automobile Allowance, (C) shall pay the Executive for any vacation time earned but not used through the date of termination, (D) shall pay the Executive for any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of termination and that such expenses are reimbursable under Company policy, and (E) shall pay the full cost of the Executive's continued participation in the Company's group health and dental insurance plans for so long as the Executive remains entitled to continue such participation under applicable law.

ii.      Notwithstanding the foregoing, the payments and benefits to which the Executive would be entitled pursuant to Section
                  5(g)(i) shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision.  Any such reduction shall be applied to the amounts due under Section 5(g)(i) as the Executive may reasonably determine or, if the
                  Executive fails to notify the Company of his determination in a reasonably timely manner, as the Company may reasonably determine.

iii.     A Change of Control means the occurrence hereafter of any of the following events:  (a) any "Person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (other than (i)
                  the Company (as defined in the Plan) or (ii) any parent or direct or indirect subsidiary of the Company or (iii) any
                  Person or group of Persons who was a stockholder of the Company on the effective date of this Agreement (a "Current
                  Stockholder") or an affiliate of a Current Stockholder or combination of Current Stockholders (a "Stockholder
                  Affiliate")) becomes a beneficial owner, within the meaning of Rule 13d-3, as amended, as promulgated under the
                  Exchange Act ("Rule 13d-3"), directly or indirectly, in one or a series of related transactions, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the
                  Company; (b) there is consummated a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the beneficial ownership, within the meaning of
                  Rule 13d-3, of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (c) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company, other than a sale to a parent or direct or indirect subsidiary of the Company or to a Current Stockholder or to a Stockholder Affiliate; provided, however, that a change of control shall not be deemed to be a Change of Control as a result of an acquisition of securities of the Company by an employee benefit plan maintained by the Company for its employees.

iv.      A Change of Management Control means (i) that any "Person," as such term is used in Section 13(d) and 14(d) of the Exchange
                  Act (other than the Company (as defined in the Plan) or any parent or direct or indirect subsidiary of the Company or any Current Stockholder or any Stockholder Affiliate) becomes a beneficial owner, within the meaning of Rule
                  13d-3, directly or indirectly, in one or a series of related transactions, of securities representing more than forty percent (40%) of the combined voting power of the then outstanding securities of the Company (such person being the "Minority Stockholder") and (ii) the Minority Stockholder controls the management of the Company;

v.       Any obligation of the Company to the Executive under this Section 5(g) is conditioned, however, upon the Executive signing an effective Employee Release  and meeting his obligations under Section 6(c) hereof.

vi.      The Company shall promptly reimburse the Executive for the amount of all reasonable attorneys' fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided the Executive under this Section 5(g).

6.       Effect of Termination.  The provisions of this Section 6 shall apply to termination pursuant to Section 5 or otherwise.
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(a)      The Executive shall promptly give the Company notice of all facts necessary for the Company to determine the amount and duration of its obligations in connection with any termination pursuant to Section 5(d), 5(e) or 5(g) hereof.

(b)      Except for health and dental plan coverage continued pursuant to Section 5(d), 5(e) or 5(g) hereof, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

(c)            The Executive agrees that if, on the date his employment with the Company terminates, howsoever caused, the Executive is a member of the Board or of the board of directors of any of the Affiliates or holds any position or office with the
               Company or any of the Affiliates, the termination shall constitute his resignation from all such memberships, positions and offices, effective as of the date of termination of his employment and he agrees to execute confirmation of any such resignations requested by the Company.

(d)            Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof.  The obligation of the Company to make payments to or on behalf of the Executive under Section 5(d), 5(e) or 5(g) hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections  7, 8 and 9 hereof.  The Executive recognizes that, except as expressly provided in Section
               5(d), 5(e), 5(f) or 5(g), no compensation is earned after termination of employment.

7.       Confidential Information, Return of Documents and Continued Cooperation.
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(a)      The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the
               Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of
               Confidential Information during the course of employment.  The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the
               Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates.  The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

(b)            All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or
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               not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates.  The
               Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

(c)            During the term hereof and for a reasonable period thereafter (but not less than twenty-four months following termination of his employment), the Executive agrees to cooperate with the Company with respect to all matters arising during or related to his employment, including without limitation cooperation in connection with any litigation or governmental investigation or regulatory or other proceeding which may have arisen or which may arise following the execution of this Agreement.  As part of the cooperation agreed to herein, the Executive shall provide complete and truthful information to the Company and its attorneys with respect to any matter arising during or related to his employment. Further, the Executive shall make himself available to meet with Company personnel and the Company's attorneys and shall provide to the Company and its attorneys any and all documentary or other physical evidence pertinent to any such matter; and, at the Company's request upon reasonable notice, the Executive shall travel to such places as the Company may specify (for which the Company will reimburse him for his reasonable travel and lodging expenses) and provide such complete and truthful information and evidence to parties whom the Company may specify.
               Further, upon the oral request of the Company or its attorneys, the Executive shall testify, truthfully and accurately, to any such matter in any civil case to which the Company is a party or in connection with any investigation or regulatory or other proceeding relating to the Company or its activities.  To the extent legally permissible, the
               Executive shall promptly notify the Chairman of the Board, within two business days, of his receipt from any third party or governmental entity of a request for testimony and/or documents, whether by legal process or otherwise, relating to any matter arising during or relating to his employment.  Except as otherwise expressly provided herein, the Executive shall not charge the Company for his compliance with his obligations under this Section 7(c), but shall be reimbursed for all reasonable and documented out of pocket expenses incurred at the request of the Company.  The
               Executive's compliance with this Section 7(c) shall be reasonably requested by the Company, so, where practicable, to minimize interference with the Executive's then current employment.  In the event the Executive can demonstrate loss of base salary from the Executive's full-time employer during any period of time the Executive is complying with this
               Section 7(c), the Company will compensate the Executive for his reasonable time at an amount to be then agreed upon between the Company and the Executive.

8.       Assignment of Rights to Intellectual Property.
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(a)            The Executive shall promptly and fully disclose all Intellectual Property to the Company.  The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property.  The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the
               Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property.  The Executive will not charge the Company for time spent in complying with these obligations, but shall be reimbursed for all reasonable and documented out of pocket expenses incurred at the request of the Company.  All copyrightable works that the Executive creates shall be considered "work made for hire".

(b)            As used in this Agreement, "Intellectual Property" means any invention, formula, process, discovery, development,
                                           ---------------------
               design, innovation or improvement (whether or not patentable or registrable under copyright statutes) made, conceived, or first actually reduced to practice by the Executive solely or jointly with others, during his employment by the
               Company; provided, however, notice is hereby provided that, in accordance with Illinois law (765  Ill. Comp. Stat.
               1060/2), the term "Intellectual Property" shall not apply to any invention that the Executive develops entirely on his own time and without using the equipment, supplies, facilities or trade secret information of the Company, unless (i)
               such invention relates to the business of the Company or to the actual or demonstrably anticipated research or development of the Company or (ii) the invention results from any work performed by the Executive for the Company.

9.       Restricted Activities.  The Executive agrees that some restrictions on his activities during and after his employment are
         ---------------------
necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a)       While the Executive is employed by the Company and for the period of twenty-four (24) months immediately following his employment by the Company (in the aggregate, with the period of his employment, the "Non-Competition Period"), the
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               Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within the United States or Europe or undertake any planning for any business competitive with the Company or any of its Affiliates.  Specifically, but
               without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive's employment.  Restricted activity includes without limitation, providing services, directly or indirectly, with or without compensation, whether as an employee, independent contractor, officer, director or otherwise, to any Person who does, or has plans to become, a competitor of the business of the Company or any of its
               Affiliates.  For the purposes of this Section 9, the business of the Company and its Affiliates shall include all
               Products and the Executive's undertaking shall encompass all items, products and services that may be used in substitution for Products.

(b)       The Executive agrees that, during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates.  Further, the
               Executive agrees that, during his employment and thereafter, he will comply with the policies of the Company and directives of the Board with respect to conflicts of interest, publicity and disparagement of the Company, its business and its management, as in effect from time to time.

(c)       The Executive acknowledges the interest of the Company and its Affiliates in maintaining a stable work force and agrees that, during the Non-Competition Period, he will not (i) hire or attempt to hire any employee of the Company or any of its Affiliates, assist in such hiring by any Person or encourage any such employee to terminate his or her relationship with the Company or any of its Affiliates or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish those services or its relationship with the Company or any of its Affiliates.

(d)            Further, freely and knowingly acknowledging and agreeing that the Company and its Affiliates have a near permanent relationship with their customers, the Executive agrees that, during the Non-Competition Period, he will not directly or indirectly solicit or encourage any customer of the Company or any of its Affiliates to terminate or diminish its relationship with them, or to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates.

10.      Notification Requirement.  Until sixty (60) days after the conclusion of the Non-Competition Period, the Executive shall
         ------------------------
give notice to the Company of each new business activity he plans to undertake, at least twenty-one (21) days (to the extent practicable) prior to beginning any such activity.  Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive's business relationship(s) and position(s) with such Person.  The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive's continued compliance with his obligations under Sections 7, 8 and 9 hereof.

11.      Enforcement of Covenants.  The Executive acknowledges that he has carefully read and considered all the terms and conditions
         ------------------------
of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof.  The Executive agrees that those restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area.  The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company and its Affiliates would be irreparable.  The Executive therefore agrees that the Company and its Affiliates, in addition to any other remedies available to them, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the
Executive of any of said covenants, without having to post bond.  The parties further agree that, in the event that any provision of
Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

12.      Conflicting Agreements.  The Executive hereby represents and warrants that the execution of this Agreement and the
         ----------------------
performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder.  The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

13.      Definitions.  Words or phrases which are initially capitalized or are within quotation marks shall have the meanings
         -----------
provided in this Section and as provided elsewhere herein.  For purposes of this Agreement, the following definitions apply:

(a)       "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with
           ----------
               the Company, where control may be by either management authority, contract or equity interest.

(b)       "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by
           ------------------------
               others with whom they compete or do business, or with whom any of them plans to compete or do business and any and all information, which, if disclosed by the Company or its Affiliates would assist in competition against them.
               Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii)
               the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships.  Confidential Information also includes any information that the Company or any of its Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.
               Confidential Information does not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure directly or indirectly by the Executive)
               or (ii) was available to the Executive on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not and was not bound by a confidentiality agreement regarding such material, the Company, its affiliates or its business.  In addition, in the event that the Executive become legally compelled (by deposition, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such Confidential Information, to the extent the Executive and the Company cannot, after using all commercially reasonable efforts, obtain a protective order or other appropriate remedy, shall not be deemed to be Confidential
               Information solely to the extent and for the limited purpose the Executive is advised by counsel that the Executive is legally required to disclose such Confidential Information and the Executive shall use his best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c)       "Person" means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust
           ------
               and any other entity or organization, other than the Company or any of its Affiliates.

(d)       "Products" mean all products actively planned, researched, developed, tested, manufactured, sold, licensed, leased or
           --------
               otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive's employment.

14.      Withholding.  All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to
         -----------
be withheld by the Company under applicable law.

15.      Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by
         ----------
operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Executive is transferred to a position with any of the Affiliates (provided such assignment shall not relieve the Company from its duties and obligations hereunder) or, subject to Section 5(g) hereof, in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person.  This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

16.      Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a
         ------------
court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.      Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The
         ------
failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18.      Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing
         -------
and shall be effective when delivered in person, consigned to a reputable national overnight courier or deposited in the United
States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the
Company or, in the case of the Company, at its principal place of business, attention of the Chairman of the Board, or to such other address as either party may specify by notice to the other actually received.

19.      Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior
         ----------------
communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

20.      Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an
         ---------
expressly authorized representative of the Company.

21.      Headings.  The headings and captions in this Agreement are for convenience only and in no way define or describe the scope
         --------
or content of any provision of this Agreement.

22.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of
         ------------
which together shall constitute one and the same instrument.

23.      Governing Law.  This is an Illinois contract and shall be construed and enforced under and be governed in all respects by
         -------------
the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

                                             [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:                              THE COMPANY:
                                            U.S. CAN CORPORATION

/s/ Anthony MacLaurin                       By:    /s/ George V. Bayly
---------------------                              -------------------
Anthony MacLaurin
                                            Title: Chief Executive Officer
                                                   ------------------------

                                                             Attachment A
                                                             ------------

                                                           RELEASE OF CLAIMS

         FOR AND IN CONSIDERATION OF the severance pay and other separation benefits to be provided me in connection with the termination of my employment in accordance with the agreement between U.S. Can Corporation (the "Company") and me of [______], 2004
                                                                                                 -------
(the "Employment Agreement"), subject to my signing this Release of Claims,  I, on my own behalf and on behalf of my heirs,
      --------------------
executives, administrators, beneficiaries, personal representatives and assigns, hereby release and forever discharge the Company and its Affiliates (as that term is defined in Employment Agreement), and all of the respective past, present and future officers, directors, shareholders, employees, agents, general and limited partners, joint venturers, representatives, successors and assigns of the Company and each of its Affiliates, and all others connected with any of them, (all of the foregoing, collectively, the
"Released"), both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description, whether known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company, or any of its
Affiliates or the termination of that employment or pursuant to Title VII of the Civil Rights Act, the Age Discrimination in
Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have provided services to the Company or any of its Affiliates, or any other federal, state or local law, regulation or other requirement.  Excluded from the scope of this Release of Claims, however, are (i) my rights under the Employment Agreement after the effective date of this Release of Claims, including without limitation, rights to any payments owed upon, or as a result of, termination in accordance with the terms of the Employment Agreement, and (ii) any rights I have now or hereafter acquire to indemnification or contribution under the articles of incorporation or by-laws of the Company or any of its Affiliates.

In signing this Release of Claims, I acknowledge that I first received this Release of Claims in connection with the negotiation of the Employment Agreement in [_______] of 2004; that I understand that I may consider the terms of this Release of Claims for up to twenty-one (21) days from the date my employment with the Company terminates before signing (or such longer period as the Company may designate by written notice to me), but that I may not sign this Release of Claims prior to the first business day following the termination date; that I am encouraged by the Company to seek the advice of an attorney prior to signing this Release of Claims; and
that I am signing this Release of Claims voluntarily and with a full understanding of its terms.  I understand  that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice in accordance with the
Employment Agreement and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature: _________________________________  Date Signed:  __________________
                  Anthony MacLaurin